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
AMERICAN GENERAL                                                                     Exhibit (e) (2)
Life Companies

405 King Street, Wilmington, DE 19801
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                                        EXECUTIVE ADVANTAGE/SM/
    PLEASE PRINT ALL ANSWERS  SUPPLEMENTAL APPLICATION FOR LIFE INSURANCE
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
1. Proposed....      Last Name      First Name  Middle Initial             2. Date of Birth            3. Social Security Number
  Insured
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4. Allocation of premium (Must be in 1% increments and no less than 5% to any one fund. Total must equal 100%.)

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
GUARANTEED ACCOUNT                                        %

AIM VARIABLE INSURANCE FUNDS
(INVESCO VARIABLE INSURANCE FUNDS)                          GOLDMAN SACHS VARIABLE INSURANCE TRUST
Invesco V.I. High Yield Fund                              % Strategic International Equity Fund                  %
Invesco V.I. American Value Fund                          % Structured U.S. Equity Fund                          %

ALLIANCEBERNSTEIN VARIABLE PRODUCTS SERIES FUND             JPMORGAN INSURANCE TRUST
Growth Portfolio - Class A                                % Small Cap Core Portfolio                             %
Growth & Income Portfolio - Class A                       % NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST
Large Cap Growth Portfolio - Class A                      % AMT Large Cap Value Portfolio                        %

AMERICAN CENTURY VARIABLE PORTFOLIOS, INC.                  PIMCO VARIABLE INSURANCE TRUST
VP Income & Growth Fund                                   % High Yield Portfolio - Admin. Class                  %
VP International Fund                                     % Long-Term U.S. Gov't Portfolio - Admin. Class        %
BLACKROCK VARIABLE SERIES FUNDS, INC.                       Real Return Portfolio - Admin. Class                 %
BlackRock Basic Value V.I. Fund - Class I                 % Short-Term Portfolio - Admin. Class                  %
BlackRock Capital Appreciation V.I. Fund - Class I        % Total Return Portfolio - Admin. Class                %
BlackRock U.S. Government Bond V.I. Fund -
Class I                                                   % THE UNIVERSAL INSTITUTIONAL FUNDS, INC.
BlackRock Value Opportunities V.I. Fund - Class I         % Emerging Markets Equity Portfolio - Class I          %
FIDELITY VARIABLE INSURANCE PRODUCTS                        Core Plus Fixed Income Portfolio - Class I           %
VIP Balanced Portfolio - Initial Class                    % Mid Cap Growth Portfolio - Class I                   %
VIP Contrafund Portfolio - Initial Class                  % VALIC COMPANY I
VIP Index 500 Portfolio - Initial Class                   % International Equities Fund                          %
VIP Money Market Portfolio - Initial Class                % Mid Cap Index Fund                                   %
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS              Small Cap Index Fund                                 %
Developing Markets Securities Fund - Class 2              % VANGUARD VARIABLE INSURANCE FUND
Foreign Securities Fund - Class 2                         % Total Bond Market Index Portfolio                    %
Growth Securities Fund - Class 2                          % Total Stock Market Index Portfolio                   %
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NOTE: THE NET PREMIUM WILL BE ALLOCATED TO THE FIDELITY MONEY MARKET PORTFOLIO
    UNTIL THE END OF THE RIGHT TO EXAMINE THIS CERTIFICATE PERIOD.

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
5.  Dollar Cost Averaging (Minimum of $2,000 must be allocated to the Fidelity Money Market Portfolio.            YES NO

    If elected you must complete the Dollar Cost Averaging Plan Request Form.)                                    [_] [_]

6.  (a) Did the Owner receive current prospectuses?                                                               [_] [_]
    (b) Does the Owner understand that:
           The death benefit may increase or decrease depending on investment performance?                        [_] [_]
           The cash value may increase or decrease depending on investment performance?                           [_] [_]
           The Certificate will lapse if the cash surrender value becomes insufficient to cover the total
           monthly deductions?                                                                                    [_] [_]
    (c) Does the Owner believe that this Certificate will meet insurance needs and financial objectives?          [_] [_]
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
      7. Suitability  What is the Owner's:  Approximate net worth
                                            Income earned
                                            Income unearned
                                            Number of dependents
                                            Marginal tax bracket
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Investment Objective(s) (check all that apply): Growth      Growth and Income
     Income      Capital Appreciation      Speculation

I, the Owner, represent that the statements and answers in this supplemental application are written as made by me and are complete and true to the best of my knowledge and belief.

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
Signed on                                       ,  20      Signature of Owner
at                               , State of

                                                           Signature of Proposed Insured if not Owner
Signature of Soliciting Agent                              (Parent if Proposed Insured is Age 15 or less)
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